UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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GRUBB & ELLIS HEALTHCARE REIT, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2008
PROPOSAL NO. 1
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL NO. 2
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
ANNUAL REPORT
CODE OF BUSINESS CONDUCT AND ETHICS
PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS

GRUBB & ELLIS HEALTHCARE REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

April 25, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT, Inc., to be held on June 17, 2008 at 9:00 a.m. local time, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by the stockholders. A report on the status of our initial public offering and our portfolio of properties will also be presented at the annual meeting, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented at the annual meeting. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope. You also may vote via the Internet at https://www.proxyvotenow.com/heal or by telephone by dialing toll-free 1-866-888-4067. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at our annual meeting, but will assure that your vote will be counted if you are unable to attend our annual meeting.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Scott D. Peters
Chief Executive Officer, President and Chairman

GRUBB & ELLIS HEALTHCARE REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, will be held on June 17, 2008 at 9:00 a.m. local time, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, for the following purposes:

1.	to elect six directors, each for a term of one year; and

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

These items are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 8, 2008 are entitled to vote at the 2008 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Grubb & Ellis Healthcare REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, for the ten day period immediately preceding the annual meeting.

Please sign and date the accompanying proxy card and return it promptly by fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may vote your shares electronically via the Internet at https://www.proxyvotenow.com/heal or by telephone by dialing toll-free 1-866-888-4067. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted your shares electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,
Andrea R. Biller
Executive Vice President and Secretary

GRUBB & ELLIS HEALTHCARE REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Grubb & Ellis Healthcare REIT, Inc., or Grubb & Ellis Healthcare REIT, for use in voting at the 2008 Annual Meeting of Stockholders, or the annual meeting, to be held on June 17, 2008 at 9:00 a.m. local time, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. The proxy solicitation materials are being mailed to stockholders on or about April 25, 2008.

About the Meeting

What is the purpose of the meeting?

At our annual meeting, stockholders will vote upon the following:

•	the election of six directors, each for a term of one year; and

•	the ratification of the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Management will report on the status of our initial public offering, or our offering, and our portfolio of properties and will respond to questions from stockholders. In addition, representatives of Deloitte are expected to be at the annual meeting to respond to questions.

What are the Board of Directors’ voting recommendations?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees of the Board of Directors and “FOR” the ratification of Deloitte as our independent registered public accounting firm. No director has informed us that he intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 8, 2008, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting, or any postponements or adjournments of the annual meeting. As of the record date, we had 28,596,582 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank of other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Voting by Mail — Stockholders may vote by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 16, 2008.

Voting by Fax — Stockholders may vote by completing the accompanying proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 16, 2008.

Voting by Telephone — Stockholders may vote by telephone by dialing toll-free at 1-866-888-4067 until 5:00 p.m. Pacific Daylight Time on June 16, 2008.

Voting by Internet — Stockholders may vote electronically using the Internet at https://www.proxyvotenow.com/heal until 5:00 p.m. Pacific Daylight Time on June 16, 2008.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?

If you are a stockholder of record as of April 8, 2008, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date using the procedures set forth above, but before the deadline for telephone or Internet voting, in which case the later submitted vote will be recorded and the earlier vote revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To approve the ratification of the appointment of Deloitte, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees, but will have no impact on the proposal to ratify the appointment of Deloitte.

Who will bear the costs of soliciting votes for the meeting?

Grubb & Ellis Healthcare REIT will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Ellen Philip Associates, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $65,000 for such services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Background

The Board of Directors currently consists of six directors. Our bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. The Board of Directors has nominated Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, each for a term of office commencing on the date of the 2008 annual meeting and ending on the date of the 2009 annual meeting and until their successors are elected and qualified. Each of Messrs. Peters, Blair, DeWald, Fix, Mathis and Wescombe currently serves as a member of the Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election of all of the director nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on the Board of Directors for a one-year term and until his successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Grubb & Ellis Healthcare REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that such nominees have agreed to serve as our directors if elected.

Information about Director Nominees:

Scott D. Peters, age 50, has served as our chief executive officer since April 2006, president since June 2007, and chairman of the board since July 2006 and as the chief executive officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or our advisor, since July 2006. He has also served as the chief executive officer, president and a director of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, since December 2007, and as the chief executive officer, president and director of NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since its formation in September 2006 and as its chairman of the board since December 2007. Mr. Peters also has served as the chief executive officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors (formerly known as Triple Net Properties, LLC), since November 2006. From September 2004 to October 2006, Mr. Peters served as the executive vice president and chief financial officer of Grubb & Ellis Realty Investors. From December 2005 to January 2008, Mr. Peters also served as the chief executive officer and president of G REIT, Inc., having previously served as its executive vice president and chief financial officer since September 2004. Mr. Peters also served as the executive vice president and chief financial officer of T REIT, Inc. from September 2004 to December 2006 and as a director and executive vice president of Grubb & Ellis Apartment REIT, Inc. since April 2007 and January 2006, respectively. From February 1997 to February 2007, Mr. Peters served as senior vice president, chief financial officer and a director of Golf Trust of America, Inc., a publicly traded real estate investment trust, or REIT. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University in Ohio.

W. Bradley Blair, II, age 64, has served as an independent director of our company since September 2006. Mr. Blair served as the chief executive officer, president and chairman of the Board of Directors of Golf Trust of America, Inc. from the time of its initial public offering in 1997 until his resignation and retirement in November 2007. From 1993 until February 1997, Mr. Blair served as executive vice president, chief operating officer and general counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a B.S. degree in Business from Indiana University and his J.D. degree from the University of North Carolina at Chapel Hill Law School.

Maurice J. DeWald, age 68, has served as an independent director of our company since September 2006. He has served as the chairman and chief executive officer of Verity Financial Group, Inc., a financial advisory firm, since 1992. Mr. DeWald also serves as a director of Advanced Materials Group, Inc., Integrated Healthcare Holdings, Inc. and Aperture Health, Inc. Mr. DeWald was an audit partner and managing partner with the international accounting firm KPMG, LLP from 1962 to 1991. Mr. DeWald holds a B.B.A. degree from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant.

Warren D. Fix, age 69, has served as an independent director of our company since September 2006. He serves as the chief executive officer and a director of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its executive vice president, chief financial officer and secretary since 1995. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancings. Mr. Fix has been a partner in The Contrarian Group, a business management company, from December 1992 to the present. From 1989 to December 1992, Mr. Fix served as president of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions within The Irvine Company, a California-based real estate and development company, including, chief financial officer. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks. Mr. Fix is a Certified Public Accountant. Mr. Fix received his B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program.

Larry L. Mathis, age 64, has served as an independent director of our company since April 2007. Mr. Mathis has served as an executive consultant since 1998 with D. Petersen & Associates, providing counsel to select clients on leadership, management, governance, and strategy. He served in various capacities within The Methodist Hospital System, located in Houston, Texas, for the 27 years prior to joining D. Petersen & Associates, including consultant to the chairman of the board from 1997 to 1998, and president and chief executive officer, as well as a member of the Board of Directors, from 1983 to 1997. Mr. Mathis has also served as a member of the Board of Directors, chairman of the governance and nominating committee, and a member of the audit committee of Alexion Pharmaceuticals, Inc., a NASDAQ-listed company, since 2004. Additionally, Mr. Mathis has served as chairman of the boards of directors of the Texas Hospital Association, American Hospital Association and American College of Healthcare Executives. He has also served as the chairman of the National Task Force on Healthcare Technology Assessment. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Kansas and a M.A. degree in Health Administration from Washington University in St. Louis.

Gary T. Wescombe, age 65, has served as an independent director of our company since October 2006. He provides consulting services to various entities in the real estate sector and is a principal of American Oak Properties, LLC. He is also director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe has also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as the chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

The Board of Directors recommends a vote FOR all of the nominees for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below:

For biographical information regarding Mr. Peters, our chief executive officer and president, see — “Information about Director Nominees” above.

Shannon K S Johnson, age 30, has served as our chief financial officer since August 2006. Ms. Johnson has also served as a financial reporting manager for Grubb & Ellis Realty Investors since January 2006 and has served as the chief financial officer of Grubb & Ellis Apartment REIT, Inc. since April 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles.

Andrea R. Biller, age 58, has served as our executive vice president and secretary since April 2006 and as the executive vice president of our advisor since July 2006. She has also served as the general counsel, executive vice president and secretary of Grubb & Ellis, our sponsor, since December 2007, and NNN Realty Advisors since its formation in September 2006 and as a director of NNN Realty Advisors since December 2007. She has served as general counsel for Grubb & Ellis Realty Investors since March 2003 and as executive vice president since January 2007. Ms. Biller has also served as the secretary and executive vice president of G REIT, Inc. from June 2004 to January 2008 and December 2005 to February 2008, respectively, the secretary of T REIT, Inc. from May 2004 to July 2007 and the secretary of Grubb & Ellis Apartment REIT, Inc. since January 2006. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission, or the SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Danny Prosky, age 43, has served as our executive vice president of acquisitions since April 2008, having served as vice president of acquisitions from July 2006. He has also served as Grubb & Ellis Realty Investors’ managing director of health care properties since March 2006 and is responsible for all medical property acquisitions, management and dispositions. Mr. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused publicly traded REIT where he served as the assistant vice president of acquisitions & dispositions from 2005 to March 2006, and as assistant vice president of asset management from 1999 to 2005. From 1992 to 1999, he served as the manager, financial operations, multi-tenant facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held 16 meetings during the fiscal year ended December 31, 2007. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings of stockholders, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors.

Contacting the Board of Directors

Any stockholder who desires to contact members of the Board of Directors may do so by writing to: Grubb & Ellis Healthcare REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We currently have a six-member Board of Directors. One of our current directors, Scott D. Peters, is affiliated with us and we do not consider him to be an independent director. The five remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. Our charter provides that a majority of the directors must be “independent directors.” As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or our advisor, by virtue of (i) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us; (ii) employment by our sponsor, our advisor or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as a director; (iv) performance of services, other than as a director; (v) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and each of our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, we are not listed on the New York Stock Exchange.

Committees of the Board of Directors

We have one standing committee, the Audit Committee. From time to time the Board of Directors may establish certain other committees to facilitate the management of our company.

Audit Committee.  Our Audit Committee’s primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee charter, the Audit Committee will always be comprised solely of independent directors. As of April 25, 2008, the Audit Committee is comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the Audit Committee financial expert.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors on September 20, 2006. The Audit Committee held four meetings during the fiscal year ended December 31, 2007.

Subsequent to the 2007 year end, the Audit Committee reviewed and discussed the 2007 year end audited financial statements with our management and discussed with Deloitte, our independent registered public accounting firm for fiscal year 2007, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 and discussed the accountants’ independence with Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the 2007 year end audited financial statements be included in our Annual Report on Form 10-K, filed with the SEC on March 25, 2008.

Compensation Committee.  We do not have a Compensation Committee because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a Compensation Committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Nominating and Corporate Governance Committee.  We do not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting policies with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

The Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Grubb & Ellis Healthcare REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

We have no employees. Our day-to-day management functions are performed by employees of our advisor and its affiliates. The individuals who serve as our executive officers do not receive compensation directly from us. Each of our executive officers, including those officers who serve as directors, is employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We pay these entities fees and reimburse expenses pursuant to an advisory agreement with our advisor, or the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers and directors for the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $36,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. An additional $500 is paid to the audit committee chair for each audit committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. Upon initial election to our Board of Directors, each independent director receives 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock upon his or her subsequent election each year. The restricted shares of common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Expense Reimbursement. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Independent directors do not receive other benefits from us.

Our non-independent director does not receive any compensation from us.

The following table sets forth the compensation earned by our directors in 2007:

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name(a)	($)(b)(1)	($)(c)(2)	($)(d)	($)(e)	(f)	($)(g)	($)(h)

Scott D. Peters(3)	$—	$—	$—	$—	$—	$—	$—
W. Bradley Blair, II	$54,500	$17,750	$—	$—	$—	$—	$72,250
Maurice J. DeWald	$55,000	$17,750	$—	$—	$—	$—	$72,750
Warren D. Fix	$54,500	$17,750	$—	$—	$—	$—	$72,250
Larry L. Mathis(4)	$37,000	$24,917	$—	$—	$—	$—	$61,917
Gary T. Wescombe	$52,500	$17,750	$—	$—	$—	$—	$70,250

(1)	Consists of the amounts described below:

		Basic Annual	Meeting Fees
Director	Role	Retainer ($)	($)

Peters	Chairman of the Board	$—	$—
Blair	Member, Audit Committee	$36,000	$18,500
DeWald	Chairman, Audit Committee	$36,000	$19,000
Fix	Member, Audit Committee	$36,000	$18,500
Mathis	Member	$26,000	$11,000
Wescombe	Member, Audit Committee	$36,000	$16,500

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by the company in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our statement of operations for the year ended December 31, 2007. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each independent director during 2007, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)):

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Peters	—	—	—
Blair	6/12/07	2,500	$25,000
DeWald	6/12/07	2,500	$25,000
Fix	6/12/07	2,500	$25,000
Mathis	4/12/07	5,000	$50,000
Mathis	6/12/07	2,500	$25,000
Wescombe	6/12/07	2,500	$25,000

The following table shows the aggregate number of nonvested restricted shares of common stock held by each director as of December 31, 2007:

Nonvested
Director	Restricted Stock

Peters	—
Blair	5,000
DeWald	5,000
Fix	5,000
Mathis	6,000
Wescombe	5,000

(3)	Mr. Peters is not an independent director.

(4)	Mr. Mathis has served as our director since April 12, 2007.

2006 Incentive Plan and Independent Directors Compensation Plan

Under the terms of our 2006 Incentive Plan, the aggregate number of shares of our common stock subject to options, shares of restricted common stock, stock purchase rights, stock appreciation rights or other awards, including those issuable under its sub-plan, the 2006 Independent Directors Compensation Plan, will be no more than 2,000,000 shares.

On September 20, 2006 and October 4, 2006, we granted an aggregate of 15,000 shares and 5,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Plan, to our independent directors under the 2006 Independent Director Compensation Plan. On April 12, 2007, we granted 5,000 shares of restricted common stock to our newly appointed independent director. On June 12, 2007, in connection with their re-election, we granted 12,500 shares of restricted common stock to our independent directors. Each of these restricted stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we recognized compensation expense of $96,000 and $51,000, respectively, related to the restricted common stock grants. Such compensation expense is included in general and administrative in our consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2007 and 2006, there was approximately $228,000 and $149,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. This expense is expected to be realized over a remaining weighted average period of 3.1 years.

As of December 31, 2007 and 2006, the fair value of the nonvested shares of restricted common stock was $260,000 and $160,000, respectively. A summary of the status of our shares of restricted common stock as of December 31, 2007 and 2006, and the changes for the period from April 28, 2006 (Date of Inception) through December 31, 2006, is presented below:

		Weighted
	Restricted	Average Grant
	Common	Date Fair
	Stock	Value

Balance — April 28, 2006 (Date of Inception)	—	—
Granted	20,000	$10.00
Vested	(4,000)	$10.00
Forfeited	—	—

Balance — December 31, 2006	16,000	$10.00
Granted	17,500	$10.00
Vested	(7,500)	$10.00
Forfeited	—	—

Balance — December 31, 2007	26,000	$10.00

Expected to vest — December 31, 2007	26,000	$10.00

Although we currently do not have any employees and do not currently intend to hire any employees, we have adopted an incentive stock plan, which we will use to attract and retain qualified independent directors, any employees we may hire in the future, and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

The maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.

EQUITY COMPENSATION PLAN INFORMATION

Under the terms of our 2006 Incentive Plan, the aggregate number of shares of our common stock subject to options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards, including those issuable under its sub-plan, the 2006 Independent Directors Compensation Plan, will be no more than 2,000,000 shares.

Number of Securities
	to be Issued Upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,962,500
Equity compensation plans not approved by security holders	—		—

Total	—		1,962,500

(1)	On September 20, 2006, October 4, 2006, April 12, 2007 and June 12, 2007, we granted 15,000 shares, 5,000 shares, 5,000 shares and 12,500 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Plan, to our independent directors under the 2006 Independent Directors Compensation Plan. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however such grants reduce the number of securities remaining available for future issuance.

PRINCIPAL STOCKHOLDERS

The following table shows, as of April 8, 2008, the amount of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 28,596,582 shares of our common stock outstanding as of April 8, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
Name of Beneficial Owners(1)	Beneficially Owned	Percentage

Scott D. Peters(2)	200	*
W. Bradley Blair, II(3)	7,500	*
Maurice J. DeWald(3)	7,500	*
Warren D. Fix(3)	8,145	*
Larry L. Mathis(3)	13,025	*
Gary T. Wescombe(3)	7,500	*
Shannon K S Johnson	—	*
All directors and executive officers as a group (9 persons)(2)(3)	68,870	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Healthcare REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 200 shares of our common stock owned by our advisor. Scott D. Peters is the chief executive officer of our advisor, and as such, may be deemed to be a beneficial owner of such shares of common stock. Our advisor also owns 20,000 units of Grubb & Ellis Healthcare REIT Holdings, L.P., or our operating partnership.

(3)	Includes vested and non-vested shares of restricted common stock granted under our 2006 Independent Directors Compensation Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and greater than 10.0% stockholders are not currently subject to the beneficial ownership reporting requirements pursuant to Section 16(a) of the Exchange Act, and therefore no reports were filed in 2007 pursuant to Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Some of our executive officers and our non-independent director are also executive officers and/or holders of direct or indirect interests in our advisor, Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, or other affiliated entities. Grubb & Ellis Realty Investors, LLC owns a 75.0% managing member interest in our advisor. Grubb & Ellis Healthcare Management, LLC owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Healthcare Management, LLC include Scott D. Peters, our chief executive officer, president and chairman of the Board of Directors, our advisor’s chief executive officer, Grubb & Ellis Company’s chief executive officer and director; Andrea R. Biller, our executive vice president and secretary, our advisor’s executive vice president, Grubb & Ellis Company’s executive vice president, secretary and general counsel, and Grubb & Ellis Realty Investors’ executive vice president and general counsel; and Grubb & Ellis Realty Investors for the benefit of other employees who perform services for us. As of April 8, 2008, each of Mr. Peters and Ms. Biller own an 18.0% membership interest in Grubb & Ellis Healthcare Management, LLC.

Upon the effectiveness of our best efforts initial public offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement, with Grubb & Ellis Securities, Inc. (formerly known as NNN Capital Corp.), or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services with regard to our offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred. In the aggregate, for the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred to our advisor or its affiliates $38,595,000 and $312,000, respectively, as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares sold pursuant to the distribution reinvestment plan, or DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $14,568,000 and $0, respectively, in selling commissions to our dealer manager. Such commissions are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our dealer manager from the gross proceeds of our offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our dealer manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares sold pursuant to the DRIP, and may re-allow up to 1.5% of the gross offering proceeds to participating broker-dealers. In addition, we may reimburse our dealer manager or its affiliates an additional accountable 0.5% of the gross offering proceeds for bona fide due diligence expenses and may re-allow all or a portion up to 0.5% of the gross offering proceeds to participating broker-dealers. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $5,382,000 and $0, respectively, in marketing support fees and due diligence expense reimbursements to our dealer manager. Such fees and reimbursements are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our advisor or Grubb & Ellis Realty Investors on our behalf. Our advisor or Grubb & Ellis Realty Investors may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares sold pursuant to the DRIP. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $3,170,000 and $0, respectively, in other organizational and offering expenses to our advisor or Grubb & Ellis Realty Investors. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our advisor or Grubb & Ellis Realty Investors from the gross proceeds of our offering.

Acquisition and Development Stage

Acquisition Fees

Our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $12,253,000 and $0, respectively, in acquisition fees to our advisor or its affiliates. Acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition fees and expenses, including real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $11,000 and $0, respectively, for such expenses to our advisor or its affiliates, excluding amounts our advisor or its affiliates paid directly to third parties. Acquisition expenses are capitalized as part of the purchase price allocations.

Operational Stage

Asset Management Fee

Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $1,590,000 and $0, respectively, in asset management fees to our advisor or its affiliates, which is included in general and administrative in our consolidated statements of operations.

Property Management Fees

Our advisor or its affiliates are paid a monthly property management fee equal to 4.0% of the gross cash receipts from each property managed. For properties managed by other third parties besides our advisor or its affiliates, our advisor or its affiliates will be paid up to 1.0% of the gross cash receipts from the property for a monthly oversight fee. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $591,000 and $0, respectively, in property management fees and oversight fees to our advisor or its affiliates, which is included in rental expenses in our consolidated statements of operations.

Lease Fees

Our advisor, its affiliates or unaffiliated third parties, as the property manager, may receive a separate fee for leasing activities in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area ranging between 3.0% and 8.0% of gross revenues generated from the initial term of the lease. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $265,000 and $0, respectively, to Grubb & Ellis Realty Investors in lease fees.

On-site Personnel and Engineering Payroll

For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred payroll expenses for on-site personnel and engineering on our behalf of $162,000 and $0, respectively, which is included in rental expenses in our accompanying consolidated statements of operations.

Operating Expenses

We reimburse our advisor or its affiliates for expenses incurred in rendering its services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor and affiliates for fees and costs that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our Board of Directors determines that such excess expenses were justified based on unusual and non-recurring factors. For the twelve months ended December 31, 2007, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.8% and 139.7%, respectively, for the twelve months ended December 31, 2007.

For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred on our behalf $515,000 and $312,000, respectively, in operating expenses which is included in general and administrative in our consolidated statements of operations or prepaid expenses on our accompanying consolidated balance sheets, as applicable.

Compensation for Additional Services

Our advisor or its affiliates will be paid for services performed for us other than those required to be rendered by our advisor or its affiliates, under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our Board of Directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred $3,000 and $0, respectively, for tax services an affiliate provided to us.

Liquidity Stage

Disposition Fees

Our advisor or its affiliates will be paid, for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our Board of Directors and will not exceed market norms. The amount of disposition fees paid, including real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

Upon liquidation of our portfolio, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, after subtracting distributions to our stockholders of (1) their initial contributed capital (less amounts paid to repurchase shares pursuant to our share repurchase program) plus (2) an annual cumulative, non-compounded return of 8.0% on average invested capital. Actual amounts depend upon the sales prices of properties upon liquidation. For the year ended December 31, 2007 and for the period April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur any such distributions.

Subordinated Distribution Upon Listing

Upon the listing of our shares of common stock on a national securities exchange, our advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Actual amounts depend upon the market value of shares of our common stock at the time of listing, among other factors. For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur any such distributions.

Subordinated Distribution Upon Termination

Upon termination of the Advisory Agreement, other than a termination by us for cause, our advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the Advisory Agreement.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2007 and 2006:

		December 31,	December 31,
Entity	Fee	2007	2006

Grubb & Ellis Realty Investors	Operating Expenses	$79,000	$312,000
Grubb & Ellis Realty Investors	Offering Costs	798,000	—
Grubb & Ellis Realty Investors	Due Diligence	25,000	—
Grubb & Ellis Realty Investors	On-site Payroll and Engineering	51,000	—
Grubb & Ellis Realty Investors	Acquisition Related Expenses	4,000	—
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Due Diligence Expense Reimbursements	288,000	—
Realty	Asset and Property Management Fees	941,000	—
Realty	Lease Commissions	170,000	—

		$2,356,000	$312,000

Unsecured Note Payables to Affiliate

For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we entered into, and subsequently paid down, the following unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes:

				Default	Date Paid
Date of Note	Amount	Maturity Date	Interest Rate	Interest Rate	in Full

01/22/07	$7,500,000	07/22/07	6.86%	8.86%	03/28/07
03/09/07	$1,000,000	09/09/07	6.84%	8.84%	03/28/07
06/08/07	$4,000,000	12/08/07	6.82%	8.82%	06/18/07
08/30/07	$1,300,000	03/01/08	6.85%	8.85%	09/04/07
09/05/07	$6,100,000	03/05/08	6.86%	8.86%	09/11/07

The unsecured notes bore interest at a fixed rate and required monthly interest-only payments for the terms of the unsecured notes. As of December 31, 2007 and 2006, we had no outstanding balances under the unsecured note payables to affiliate.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our Board of Directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our Board of Directors.

For the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006, we incurred interest expense to NNN Realty Advisors of $84,000 and $0, respectively.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in our Registration Statement on Form S-11 (File No. 333-133652, effective September 20, 2006) filed with the SEC, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described above.

•	Our Advisory Agreement provides that if Grubb & Ellis Realty Investors identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross leaseable area is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Grubb & Ellis program, then Grubb & Ellis Realty Investors will provide us with the first opportunity to purchase such investment. Grubb & Ellis Realty Investors will provide all necessary information related to such investment to our advisor, in order to enable our Board of Directors to determine whether to proceed with such investment. Our advisor will present the information to our Board of Directors within three business days of receipt from Grubb & Ellis Realty Investors. If our Board of Directors does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then Grubb & Ellis Realty Investors may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte to be our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Deloitte is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment. The affirmative vote of the holders of a majority of votes cast on the proposal at the annual meeting will be required to approve this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

Deloitte has served as our independent auditors since April 24, 2006 and audited our consolidated financial statements for the year ended December 31, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

The following table lists the fees for services rendered by our independent auditors for 2007 and 2006:

Services	2007	2006

Audit fees(1)	$428,000	$59,000
Audit related fees(2)	8,000	—
Tax fees(3)	2,000	—
All other fees	—	—

Total	$438,000	$59,000

(1)	Audit fees billed in 2007 and 2006 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offering.

(2)	Audit-related fees consist of financial accounting and reporting consultations.

(3)	Tax services consist of tax compliance and tax planning and advice.

The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

The Audit Committee has approved Deloitte to perform the following non-audit services for us during 2008:

•	consultations and consents related to SEC filings and registration statements;

•	consultation of accounting matters; and

•	tax planning and tax compliance for the U.S. income and other taxes.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independence of our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2007 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended Professional Standards, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 25, 2008.

Audit Committee:

Maurice J. DeWald, Chairman
W. Bradley Blair, II
Warren D. Fix
Gary T. Wescombe

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 was mailed to stockholders on or about April 11, 2008. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, any employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to Grubb & Ellis Healthcare REIT, Inc. at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

PROPOSALS FOR 2009 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2009 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary, no later than December 26, 2008, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any stockholder proposals not received by us by December 26, 2008, will be considered untimely and, if presented at the 2009 annual meeting of stockholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Exchange Act. We presently anticipate holding the 2009 annual meeting of stockholders in June 2009.

OTHER MATTERS

Mailing of Materials; Other Business

We will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on or about April 25, 2008. The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to (212) 645-8046 or by telephone by dialing toll-free 1-866-888-4067 or by the Internet at https://www.proxyvotenow.com/heal.

PROXY CARD
Please Vote by June 16, 2008
     The undersigned stockholder of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, hereby appoints Scott D. Peters and Andrea R. Biller, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2008 Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT, Inc. to be held on June 17, 2008 at 9:00 a.m. local time, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
     This proxy is solicited on behalf of the Grubb & Ellis Healthcare REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.
     When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” the nominees named in Item 1 and “FOR” Item 2.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH ITEM.
1.	For the election of Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe to serve as Directors until the Annual Meeting of Stockholders of Grubb & Ellis Healthcare REIT, Inc. to be held in the year 2009 and until their successors are elected and qualified.

☐ For All Nominees	☐ Withheld as to All Nominees	☐ For All Nominees Except*
☐ Scott D. Peters	☐ W. Bradley Blair, II	☐ Maurice J. DeWald
☐ Warren D. Fix	☐ Larry L. Mathis	☐ Gary T. Wescombe

*To vote against any individual nominee, strike a line through the nominee’s name
2.	For ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

☐ For	☐ Against	☐ Abstain
SIGN, DATE and RETURN:
                                                                                                       Date: ______ / ________________ /2008
If the stock is jointly owned, both parties must sign.
                                                                                                       Date: _________ / _________________ /2008

YOUR VOTE IS IMPORTANT!
     You can authorize the proxies to cast your vote and otherwise represent you at the annual meeting in one of four ways:
MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 16, 2008.
FAX: Fax the completed proxy card to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 16, 2008.
TELEPHONE: Call our toll-free number at (866) 888-4067 to vote until 5:00 p.m. Pacific Daylight Time on June 16, 2008.
INTERNET: Vote online at https://www.proxyvotenow.com/heal until 5:00 p.m. Pacific Daylight Time on June 16, 2008.